UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Corporation Closes Acquisition of Aero Networks, LLC

Tulsa, OK – May 29, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: NTMG), a global provider of wireless communications services and data solutions, is pleased to announce the acquisition completion of Tulsa, Oklahoma-based Aero Networks, LLC (“Aero”).

Aero, a provider of telecommunication services to rural communities and Native American tribes, focuses on delivering broadband and data services to public safety, education and healthcare sectors. Aero’s portfolio of products and services complements Sanwire’s wireless communication technologies vertical integration and enhances Sanwire’s immediate growth potential. Aero has built a solid foundation of clients and revenue with very strong renewal rates and will deliver immediate top line revenues to Sanwire. Aero’s year-to-date booked and billable revenue is approximately $250,000, which has surpassed fiscal year-end 2012 revenue.

“A significant amount of work was done ahead of time that enabled us to close this transaction expeditiously,” said Naiel Kanno, President and CEO of Sanwire. “As we integrate our two companies, we look forward to working with Aero’s management team.”

Rick Bjorklund, President and CEO of Aero stated, “We are very pleased with the speed and professionalism of the due diligence process the Sanwire team performed. We look forward to working with Sanwire’s management team to expand Aero’s market reach under the direction of Sanwire.”

The terms for acquiring 100% of Aero are: (a) issuance of 2,400,000 common shares to Aero’s shareholders, (b) 3,000,000 warrants in three 1,000,000 blocks expiring in 2014, 2015, and 2017 at an exercise price of $0.50, $0.75, and $1.00 respectively, (c) future earn-out performance bonus shares based on revenue growth, and (d) Sanwire is extending a 3-year management agreement to Aero’s management team. All shares will be restricted and issued from the Company’s treasury in accordance with Rule 144 of the Securities and Exchange Commission.

About Aero Networks, LLC

Aero provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies. For more information, visit us at www.aeronetworks.net.

About Sanwire Corporation

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware. Sanwire’s vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit us at www.sanwire.net.

Contact:

Sanwire Corporation

info@sanwire.net

1 (800) 243-1254

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.